Exhibit 99.1

RxSight, Inc. Reports First Quarter 2023 Financial Results

Aliso Viejo, Calif. (NASDAQ: RXST) – May 9, 2023 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended March 31, 2023.

Key Quarterly Highlights

•
Reported first quarter 2023 revenue of $17.5 million, an increase of 96% compared to the first quarter of 2022, reflecting:
•
The sale of 56 Light Delivery Devices (LDD™s), representing a 40% increase in unit sales compared to the first quarter of 2022 and expanding the installed base to 456 LDDs at the end of the quarter, representing an 85% increase compared to end of the first quarter of 2022; and
•
The sale of 10,523 Light Adjustable Lenses (LAL®s), representing a 153% increase in procedure volumes compared to the first quarter of 2022.
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The company increased its 2023 full-year revenue, increased its gross margin and reiterated operating expense guidance.

“The RxSight team extended its track record of solid growth with first quarter 2023 results that reflect increasing adoption and utilization of our unique Light Adjustable Lens system,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “As the only premium cataract solution that enables doctors to customize their patients’ visual acuity after surgery, the LAL consistently delivers superior outcomes across a wide array of patient needs and preferences. We continue to work closely with a growing number of practices to make this breakthrough technology broadly available to cataract patients.”

First Quarter Financial Results

In the first quarter of 2023, total revenue was $17.5 million, an increase of 96% compared to $8.9 million in the first quarter of 2022. Revenue growth was driven by a 42% increase in LDD revenue and a 153% increase in LAL revenue compared to the first quarter of 2022.

Gross profit for the first quarter of 2023 was $10.4 million or 59% of revenue, an increase of $6.6 million or 176% compared to gross profit of $3.8 million or 42% of revenue for the first quarter of 2022.

Total operating expenses for the first quarter of 2023 were $23.5 million, a 15% increase from $20.3 million in the first quarter of 2022, reflecting the company’s ongoing investments to grow its LDD installed base and support increased LAL procedure volumes.

In the first quarter of 2023, the company reported a net loss of $(13.2) million, or $(0.42) per basic and diluted share, compared to net loss of $(17.6) million, or $(0.64) per basic and diluted share in the first quarter of 2022. Adjusted net loss in the first quarter of 2023 was $(9.9) million, or $(0.31) per basic and diluted share, compared to an adjusted net loss of $(14.9) million, or $(0.54) per basic and diluted share in the first quarter of 2022.

Cash, cash equivalents and short-term investments as of March 31, 2023, were $153.9 million compared to $105.8 million at December 31, 2022. In the first quarter of 2023, the company raised approximately $64.5 million in net proceeds which included (i) $53.6 million in net proceeds through a public offering of 4.6 million shares of its common stock and (ii) $10.9 million in net proceeds from selling 879,341 shares of common stock through the company's equity offering program. Long-term debt as of March 31, 2023, was $40.3 million.

Financial Outlook

The company increased its 2023 full-year revenue, increased its gross margin and reiterated operating expense guidance as follows:

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Revenue of $79.0 million to $84.0 million, representing implied growth of 61% to 71% compared to 2022, up from prior guidance of $78.0 million to $83.0 million
•
Gross margin in range of 56% to 58%, representing an implied increase of 27% to 32% compared to 2022, up from prior guidance of 52% to 54%
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Operating expenses in the range of $105 million to $108 million, representing an implied increase of 24% to 28% compared to 2022.

Conference Call

On Tuesday, May 9, 2023, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its first quarter 2023 financial results. Participants may register for the call and listen through a live and archived webcast of the event available for one year at https://investors.rxsight.com/. While not required, it is recommended participants join ten minutes prior to the event start time to ensure the necessary audio applications are downloaded and installed. Instructions are provided (including a dial-in option).

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery enabling doctors to customize and deliver high-quality of vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to increasing adoption and utilization of Light Adjustable Lens system; RxSight having the only premium cataract solution that enables doctors to customize their patients’ visual acuity after surgery; the ability of the LAL to consistently deliver superior outcomes; working closely with a growing number practices to make RxSight’s technology broadly available to cataract patients; and RxSight’s projected revenue, gross margin, and operating expenses for 2023. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

IR@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Sales	$17,489	$8,942
Cost of sales	7,123	5,181
Gross profit	10,366	3,761
Operating expenses:
Selling, general and administrative	16,255	13,620
Research and development	7,208	6,719
Total operating expenses	23,463	20,339
Loss from operations	(13,097)	(16,578)
Other income (expense), net:
Interest expense	(1,507)	(1,060)
Interest and other income	1,392	46
Loss before income taxes	(13,212)	(17,592)
Income tax expense	—	4
Net loss	$(13,212)	$(17,596)

Other comprehensive income (loss)
Unrealized gain (loss) on short-term investments	84	(74)
Foreign currency translation gain (loss)	2	(4)
Total other comprehensive income (loss)	86	(78)
Comprehensive loss	$(13,126)	$(17,674)
Net loss per share:
Basic & diluted	$(0.42)	$(0.64)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	31,637,097	27,425,610

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,012	$11,834
Short-term investments	142,927	93,968
Accounts receivable	12,668	10,956
Inventories	18,067	14,835
Prepaid and other current assets	2,992	2,962
Total current assets	187,666	134,555
Property and equipment, net	9,804	10,138
Operating leases right-of-use assets	3,555	3,943
Restricted cash	761	761
Other assets	746	767
Total assets	$202,532	$150,164
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,717	$2,595
Accrued expenses and other current liabilities	9,181	12,672
Lease liabilities	1,978	1,970
Total current liabilities	14,876	17,237
Long-term lease liabilities	2,338	2,856
Term loan, net	40,309	40,169
Total liabilities	57,523	60,262
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 33,966,697 shares issued and outstanding as of March 31, 2023 and 28,268,389 shares issued and outstanding as of December 31, 2022	34	28
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	704,228	636,001
Accumulated other comprehensive loss	(9)	(95)
Accumulated deficit	(559,244)	(546,032)
Total stockholders' equity	145,009	89,903
Total liabilities and stockholders' equity	$202,532	$150,164

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net loss, and adjusted net loss per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because such expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted net loss is a non-GAAP financial measure that we define as net loss adjusted for stock-based compensation. We believe adjusted net loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net loss to adjusted net loss and the presentation of adjusted net loss per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2023	2022
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(13,212)	$(17,596)
Add:
Stock-based compensation	3,295	2,649
Adjusted net loss available to common stockholders, basic and diluted:	$(9,917)	$(14,947)

Denominator:
Weighted-average shares outstanding, basic and diluted	31,637,097	27,425,610
Adjusted net loss per share, basic and diluted	$(0.31)	$(0.54)